Exhibit 10.13

UNSECURED PROMISSORY NOTE

$77,200,000	May 7, 2018

FOR VALUE RECEIVED, AMNEAL PHARMACEUTICALS LLC, a Delaware limited liability company (together with its successor and assigns, “Buyer”), hereby unconditionally promises to pay to the order of Vikram Patel, in his capacity as the Sellers’ Representative under the Purchase Agreement (as defined below) (the “Sellers’ Representative”), for the benefit of the Sellers (as defined in the Purchase Agreement) (the “Sellers”), in lawful money of the United States of America and in immediately available funds, the aggregate principal sum of Seventy Seven Million Two Hundred Thousand Dollars ($77,200,000), together with accrued and unpaid interest thereon, payable on the dates and in the manner set forth below (the “Loan”) in this unsecured note (the “Note”) to the Sellers’ Representative, for the benefit of, and further distribution to, the Sellers, in the principal amount per Seller set forth opposite each such Seller’s name on Schedule A hereto. Following receipt of any payment hereunder, Buyer shall have no obligation or liability to the Sellers with respect to the distribution of such payment to them by the Sellers’ Representative.

This Note is being issued in accordance with that certain Purchase and Sale Agreement entered into by and among Buyer, Gemini Laboratories, LLC, a Delaware limited lability company (the “Company”), Sellers and the other parties identified therein dated as of May 7, 2018 (the “Purchase Agreement”), pursuant to which, among other things, a portion of the Purchase Price for the acquisition of 98% of the issued and outstanding equity interest in the Company will be paid by Buyer to the Sellers’ Representative, for the benefit of, and further distribution to, the Sellers, through the issuance of this Note. Capitalized terms used herein without definition that are defined in the Purchase Agreement shall have the same meanings herein as therein.

1.    Principal Payment and Interest Payment. Interest shall accrue on the unpaid principal balance at the rate of 3% per annum, computed on the basis of the actual number of calendar days elapsed and a year of 365 calendar days, from the date of this Note until the principal amount and all interest accrued thereon are paid. This Note shall automatically mature and be due on the earlier of November 7, 2018 (the “Maturity Date”) and the occurrence of an Event of Default (as defined in Section 4). On the Maturity Date, Buyer shall pay to the Sellers’ Representative, for the benefit of, and further distribution to, the Sellers based on each such Sellers’ Pro-Rata Share as reflected on Schedule A hereto, all then outstanding principal and all unpaid interest accrued thereon. If any payment described above shall be due on a date that banks in New York, New York are not open for business, such payment shall be due on the first business day thereafter that banks in New York, New York are open for business.

In no event shall the amount of interest due or payable under this Note exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently paid by Buyer or inadvertently received by the Sellers’ Representative, then such excess sum shall be credited as a payment of principal, unless Buyer shall notify the Sellers’ Representative in writing that Buyer elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that Buyer not pay and the Sellers’ Representative shall not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Buyer under applicable law.

Borrower may prepay this Note in whole or in part without penalty or premium, with any such payments being applied first to interest and then to principal.

2.    Place of Payment. All amounts payable hereunder shall be payable to the Sellers’ Representative, for the benefit of the Sellers, by wire transfer of immediately available funds to an account of the Sellers’ Representative designated in writing by the Sellers’ Representative to Buyer prior to the Maturity Date.

3.    Application of Payments. Except as otherwise expressly set forth herein, payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

4.    Events of Default; Remedies

(a)    Events of Default. Each of the following events shall constitute an “Event of Default” under this Note:

(1)     failure of Buyer to pay any principal, interest or other amount due hereunder when due, or Buyer shall in any way fail to comply with the other terms, covenants or conditions contained in this Note, if any such failure is not remedied by Buyer within thirty (30) days after written notice from Sellers’ Representative to Buyer;

(2)     Buyer shall (a) commence a voluntary case under the Bankruptcy Code of 2005, as amended or other federal bankruptcy law (as now or hereafter in effect); (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (c) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (d) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (e) admit in writing its inability to pay its debts as they become due; (f) make a general assignment for the benefit of creditors; or (g) make a conveyance fraudulent as to creditors under any state, federal or foreign law;

(3)     a case or other proceeding shall be commenced against Buyer in any court of competent jurisdiction seeking (a) relief under the Bankruptcy Code of 2005, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (b) the appointment of a trustee, receiver, custodian, liquidator or the like for Buyer or all or any substantial part of the assets, domestic or foreign, of Buyer; provided that any such action described in (a) or (b) above is consented to by Buyer or is not dismissed within ninety (90) days of the date upon which it was instituted; or

(4)    a Change of Control shall have occurred in which a successor to Buyer does not assume all obligations under this Note.

As used herein, a “Change of Control” shall mean a transaction where (A) Buyer shall sell or otherwise convey all or any substantial part of its properties and assets to a third party (for this purpose, “substantial part” shall mean assets and properties which account for more than 50% of the cash revenues generated by Buyer in its most recently completed fiscal year) or (B) Buyer or its equity owners shall consummate any transaction that results in a person or group of persons who are not, on the date of this Note, an equity owner of Buyer acquiring voting equity securities in Buyer constituting in the aggregate more than 51% of the outstanding voting securities of Buyer.

(b)    Remedies. Upon the occurrence of an Event of Default, the Loan and the other obligations of Buyer hereunder, at the option of Sellers’ Representative, and without demand or notice of any kind, may be immediately declared, and thereupon shall immediately become in default and due and payable and Sellers’ Representative and Sellers may exercise any and all rights and remedies available to them at law, in equity or otherwise.

(c) Costs of Collection. If this Note is collected by or through an attorney-at-law, Buyer shall pay all reasonable expenses incurred by Sellers’ Representative and Sellers in the collection of this Note, including, without limitation, the reasonable fees and disbursements of counsel to Sellers’ Representative and Sellers.

5.    Offset. This Note has been given as partial consideration pursuant to the Purchase Agreement. By acceptance of this Note, Sellers agrees that with respect to any claim for Losses made by Buyer pursuant to Section 9.2 of the Purchase Agreement, Buyer may satisfy any such claim, upon final resolution thereof, by setoff against this Note in accordance with Section 9.2(e) of the Purchase Agreement; provided, however, that with respect to any good faith pending claim for indemnification arising under Section 9.2 of the Purchase Agreement that has not been finally resolved, Buyer may deduct from any amounts payable under this Note an amount equal to the estimated amount of indemnifiable Losses for such claim with such amount deducted being placed into escrow until such pending claim is finally resolved. Prior to a deduction of any amounts for a pending claim, Buyer shall deliver written notice of Buyer’s good faith claim for indemnification to Sellers, specifying the basis and the estimated amount of indemnifiable Losses for such claim in good faith and in reasonable detail. To the extent that such claim is finally resolved and it is determined that Buyer was not entitled under Article IX of the Purchase Agreement to all or any portion of any such amount deducted from payment under this Note, such amount or portion thereof shall be promptly released to the Sellers’ Representative, for the benefit of, and further distribution to, Sellers based on each Seller’s Pro-Rata Share. In the case of any such setoff or deduction, there shall be a reduction, first, in any accrued and unpaid interest on this Note and, thereafter, in the outstanding principal balance of this Note, in an aggregate amount equal to such setoff or deducted amount.

6.    Miscellaneous.

(a)    Members, Officers, and Managers Not Liable. In no event shall any member, officer, manager, director or equityholder of Buyer be liable for any amounts due or payable pursuant to this Note.

(b)    Waivers. No delay or failure on the part of the Sellers’ Representative in the exercise of any right or remedy, for and on behalf of the Sellers, shall operate as a waiver thereof, and no single or partial exercise by the Sellers’ Representative, for and on behalf of the Sellers, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and signed by Buyer and the Sellers beneficially entitled to at least a majority of the principal amount outstanding under this Note. Buyer hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

(c)    Binding Agreement; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note. This Note may not be assigned by any party hereto except with the prior written consent of the other party hereto or in accordance with the terms of the Purchase Agreement.

(d)    Governing Law. Notwithstanding any other provision of this Note, this Note shall be governed by, and construed in accordance with, the laws of the State of Delaware and no conflicts of law principles will apply to this Note.

(e)    Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(f)    Notices. Any notice to be given hereunder shall be in writing, and shall be sent to Sellers’ Representative or Buyer, as the case may be, at the addresses set forth below each of their respective signatures hereto, as the case may be, and shall be deemed received (i) on the earlier of the date of receipt or the date three (3) business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested, (ii) one (1) business day after dispatch if sent for overnight delivery by a nationally recognized overnight courier, (iii) when actually received, if personally delivered, or (iv) upon confirmation of receipt of electronic mail or a facsimile transmission.

(g)    Counterparts. This Note may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. For the purposes of executing this Note, (a) a document signed and transmitted by facsimile, telecopier or electronic mail shall be treated as an original document; (b) the signature of any party on such document shall be considered as an original signature; and (c) the document transmitted shall have the same effect as a counterpart thereof containing original signatures.

(h)    Severability. It is the desire and intent of the parties that the provisions of this Note be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Note would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Note or affecting the validity or enforceability of such provision in any other jurisdiction.

(i)    Submission to Jurisdiction. Each of the parties hereto hereby agrees to submit to the exclusive jurisdiction of the courts of the State of Delaware and the federal courts within the State of Delaware and agrees that venue in New Castle County shall be proper, and hereby agrees that any claim or dispute arising out of or relating to this Note may only be brought in such courts, which shall be the exclusive venue for any such adjudication, and each party hereto waives (i) any objection to jurisdiction or venue with respect to any action brought in such courts and (ii) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

“Buyer:” AMNEAL PHARMACEUTICALS LLC

	By:	/s/ Robert Stewart
	Name:	Robert Stewart
	Title:	President and Chief Executive Officer

Address: 400 Crossing Boulevard, Third Floor, Bridgewater, NJ 08807-2863; Attention: General Counsel; Email: legaldept@amneal.com

“Sellers Representative:”

/s/ Vikram Patel

Vikram Patel

Address:

“SELLERS:”

PELICAN GL INVESTOR, LLC,

a Delaware limited liability company

By:	Cepheid Capital, LLC, its Manger
	By	/s/ Gautam Patel
	Name:	Gautam Patel
	Title:	Member
PGL, LLC, a Delaware limited liability company
	By:	/s/ Priti Patel
	Name:	Priti Patel
	Title:	Manager
FGL, LLC, a Delaware limited liability company
	By:	/s/ Falguni Patel
	Name:	Falguni Patel
	Title:	Manager

SIGNATURE PAGE TO UNSECURED PROMISSORY NOTE

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

“SELLERS:” GLI One, LLC, a Delaware limited liability company

	By:	/s/ Gautam Patel
	Name:	Gautam Patel
	Title:	Manager
GLI Two, LLC, a Delaware limited liability company
	By:	/s/ Vikram Patel
	Name:	Vikram Patel
	Title:	Manager
GLI Three, LLC, a Delaware limited liability company
	By:	/s/ Edward Coss
	Name:	Edward Coss
	Title:	Manager
GL CLASS B MEMBER, LLC, a Delaware limited liability company
By:	Michael P. Turnamian, its General Manager
	By:	/s/ Michael P. Turnamian
	Name:	Michael P. Turnamian

SIGNATURE PAGE TO UNSECURED PROMISSORY NOTE

Schedule A

Pro-Rata Share

Seller	Principal Amount of Notes	Pro-Rata Share
PELICAN GL INVESTOR, LLC	$36,693,160.00	47.530%
PGL, LLC	$18,346,580.00	23.765%
FGL, LLC	$18,346,580.00	23.765%
GLI One, LLC	$1,134,840.00	1.470%
GLI Two, LLC	$567,420.00	0.74%
GLI Three, LLC	$567,420.00	0.74%
GL CLASS B MEMBER, LLC	$1,544,000.00	2.00%